Filed pursuant to Rule 424(b)(7)

Registration No. 333-259928

PROSPECTUS SUPPLEMENT

(To prospectus dated September 30, 2021)

Up to 16,333,331 Shares

2U, Inc.

Common Stock

This prospectus supplement relates to the possible resale from time to time by the selling securityholders named in this prospectus supplement under the caption “Selling Securityholders” of up to 16,333,331 shares of our common stock (the “Conversion Shares”), $0.001 par value per share (“common stock”), issuable upon conversion of our 4.50% Senior Unsecured Convertible Notes due 2030 (the “Notes”), if any, in any manner described under “Plan of Distribution” in this prospectus supplement. For purposes of this prospectus supplement, references to a selling securityholder includes their respective permitted transferees, pledgees, assignees, distributees, donees or successors or others who later hold any of such selling securityholder’s interests. The Notes were acquired from us in a private placement that closed on January 11, 2023 and is more fully described in the section entitled “Private Placement.” We will receive no proceeds from any sale by the selling securityholders of the shares of common stock offered by this prospectus supplement, but in some cases, we have agreed to pay certain registration expenses. Please read this prospectus and any applicable prospectus supplement carefully before you invest.

The Notes are not listed on any securities exchange. Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) and trades under the symbol “TWOU.” On January 25, 2023, the closing sale price of our common stock was $7.27 per share.

Investing in our common stock involves certain risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement and page 5 of the accompanying prospectus.

Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved the common stock or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This prospectus supplement is dated January 26, 2023.

PROSPECTUS
ABOUT THIS PROSPECTUS	1
FORWARD-LOOKING STATEMENTS	2
ABOUT 2U, INC	4
RISK FACTORS	5
USE OF PROCEEDS	6
DESCRIPTION OF SECURITIES WE MAY OFFER	7
DESCRIPTION OF DEBT SECURITIES	8
DESCRIPTION OF CAPITAL STOCK	11
DESCRIPTION OF WARRANTS	13
DESCRIPTION OF UNITS	15
SELLING STOCKHOLDERS	16
PLAN OF DISTRIBUTION	17
LEGAL MATTERS	19
EXPERTS	19
WHERE YOU CAN FIND MORE INFORMATION	19

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of the registration statement that we filed with the SEC using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, gives more general information, some of which does not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the selling securityholders, the common stock being offered and other information you should know before investing in our common stock. You should also read and consider information in the documents we have referred you to in the section of this prospectus supplement and the accompanying prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference.”

Neither we nor the selling securityholders have authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus. Neither we nor the selling securityholders take responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. The selling securityholders are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of shares of our common stock. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

Unless we state otherwise or the context otherwise requires, references to “2U,” the “Company,” “us,” “we” or “our” in this prospectus supplement mean 2U, Inc. and its consolidated subsidiaries. When we refer to “you” in this section, we mean all purchasers of the securities being offered by this prospectus supplement and the accompanying prospectus, whether they are the holders or only indirect owners of those securities.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus supplement and the information incorporated by reference into this prospectus supplement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to:

•	trends in the higher education market and the market for online education, and expectations for growth in those markets

•	our ability to maintain minimum recurring revenues at required periods during the fiscal quarters through the maturity date of our term loan;

•	the acceptance, adoption and growth of online learning by colleges and universities, faculty, students, employers, accreditors and state and federal licensing bodies;

•	the impact of competition on our industry and innovations by competitors;

•	our ability to comply with evolving regulations and legal obligations related to data privacy, data protection and information security;

•	our expectations about the potential benefits of our cloud-based software-as-a-service technology and technology-enabled services to university clients and students;

•	our dependence on third parties to provide certain technological services or components used in our platform;

•	our expectations about the predictability, visibility and recurring nature of our business model;

•	our ability to meet the anticipated launch dates of our degree programs, short courses and boot camps;

•	our ability to acquire new university clients and expand our degree programs, short courses and boot camps with existing university clients;

•	our ability to successfully integrate the operations of our acquisitions, including edX, to achieve the expected benefits of our acquisitions and manage, expand and grow the combined company;

•	our ability to refinance our indebtedness on attractive terms, if at all, to better align with its focus on profitability;

•

our ability to service our substantial indebtedness and comply with the covenants and conversion obligations contained in the indentures governing our 2.25% convertible senior notes due 2025 and our 4.50% convertible senior notes due 2030, and the credit agreement governing our revolving credit facility;

•	our expectations regarding the effect of the capped call transactions and regarding actions of the option counterparties and/or their respective affiliates;

•	our ability to generate sufficient future operating cash flows from recent acquisitions to ensure related goodwill is not impaired;

•	our ability to execute our growth strategy in the international, undergraduate and non-degree alternative markets;

•	our ability to continue to recruit prospective students for its offerings;

•	our ability to maintain or increase student retention rates in its degree programs;

•	our ability to attract, hire and retain qualified employees;

•	our expectations about the scalability of its cloud-based platform;

•	potential changes in regulations applicable to us or our university clients;

•	our expectations regarding the amount of time its cash balances and other available financial resources will be sufficient to fund its operations;

•	the impact and cost of stockholder activism;

•	the impact of the significant decline in the market price of our common stock, including the impairment of goodwill and indefinite-lived intangible assets;

•	the timing, structure and expected impact of our realignment plan and the estimated savings and amounts expected to be incurred in connection therewith;

•	the impact of any natural disasters or public health emergencies, such as the coronavirus disease 2019 pandemic; and

•	other factors beyond our control.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, investors should review the risks described in this prospectus supplement and in the applicable prospectus and those incorporated by reference into this prospectus supplement, including those risks detailed under Part I, Item 1A, “Risk Factors” under our Annual Report on Form 10-K for the year ended December 31, 2021 and Part II, Item 1A, “Risk Factors” of our Quarterly Report on Form 10-Q for the period ended September 30, 2022 and any subsequent reports and registration statements filed from time to time with the SEC.

SUMMARY

The following summary contains basic information about us and about this offering. It does not contain all of the information that is important to an investment in our securities. Before you make an investment decision, you should review this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated in the prospectus supplement and the accompanying prospectus in their entirety, including the risk factors, our financial statements and the related footnotes.

OVERVIEW

OUR COMPANY

2U, Inc., which we refer to throughout this prospectus supplement as “we,” “us,” or “2U,” is an online education platform company, with a mission to expand access to high-quality educational opportunities that unlock human potential. On November 16, 2021, we completed the acquisition of edX, including the edX brand, website, and marketplace. As a result of the edX acquisition, we expanded our digital education offerings to include open courses and micro-credential offerings at the undergraduate and graduate levels and added an education consumer marketplace, edx.org, with over 46 million registered learners.

We serve more than 230 top-ranked global universities and other leading institutions, and offer more than 4,000 high-quality online learning opportunities, including open courses, executive education offerings, boot camps, professional certificates as well as undergraduate and graduate degree programs. We are positioned as one of the world’s most comprehensive free-to-degree online learning platforms. We believe our platform and robust consumer marketplace provide our clients with the digital infrastructure to launch world-class online education offerings and allow students to easily access high-quality, job-relevant education offerings without the barriers of cost or location.

We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 7900 Harkins Road, Lanham, Maryland 20706 and our telephone number at that location is (301) 892-4350.

The Offering

Common stock offered by the selling securityholders	Up to an aggregate of 16,333,331 shares which are issuable upon a conversion of the Notes.

Use of proceeds

The selling securityholders will receive all of the proceeds from the sale or other disposition of the shares of common stock offered by this prospectus supplement. We will not receive any of the proceeds from the sale or other disposition of the shares of common stock offered hereby. See “Use of Proceeds.”

Risk factors

In analyzing an investment in the shares of common stock being offered pursuant to this prospectus supplement, you should carefully consider,

along with other matters included or incorporated by reference in this prospectus supplement or the accompanying prospectus, the

information set forth under “Risk Factors” in this prospectus supplement and the risks discussed in the documents incorporated by reference in this prospectus supplement, as they may be amended,

updated or modified periodically in our reports filed with the SEC.

Nasdaq market symbol	TWOU

RISK FACTORS

Investing in our common stock involves risk. We are subject to various regulatory, operating and other risks as a result of the nature of our operations and the marketplace in which we operate. Many of these risks are beyond our control and several pose significant challenges to our business, operations, revenues, net income and cash flows. These risks are described in Part I, Item 1A, Risk Factors, of our Annual Report on Form 10-K for the year ended December 31, 2021 as well as Part II, Item 1A, Risk Factors, of our Quarterly Report on Form 10-Q for the period ended September 30, 2022. The risks described therein are not the only ones we face. Additional risks of which we are not presently aware or that we currently believe are immaterial may also harm our business. In deciding whether to invest in our common stock, you should carefully consider these risks in addition to the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Our business, results of operations and financial condition may be materially adversely affected due to any of these risks or events arising therefrom.

Risks Related to the Resale of the Shares Offered Hereby

The selling securityholders may choose to sell their shares at prices below the current market price.

The selling securityholders are not restricted as to the prices at which they may sell or otherwise dispose of their shares covered by this prospectus supplement. Sales or other dispositions of the shares below the then-current market prices could adversely affect the market price of our common stock.

A large number of shares of common stock may be sold in the market following this offering, which may significantly depress the market price of the common stock.

The shares sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of shares of our common stock may be sold in the public market following this offering. If there are significantly more shares of our common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered common stock and sellers remain willing to sell common stock.

Neither we nor the selling securityholders have authorized any other party to provide you with information concerning us or this offering.

You should carefully evaluate all of the information in this prospectus supplement, the accompanying base prospectus and our registration statement, including the documents incorporated by reference herein and therein. We may receive media coverage regarding our Company, including coverage that is not directly attributable to statements made by our officers, that incorrectly reports on statements made by our officers or employees, or that is misleading as a result of omitting information provided by us, our officers or employees. Neither we nor the selling securityholders have authorized any other party to provide you with information concerning us or this offering, and recipients should not rely on such information.

We may be unable to raise the funds necessary to repurchase the Notes for cash following a “fundamental change,” or to pay any cash amounts due upon conversion, and our other indebtedness may limit our ability to repurchase the Notes or pay cash upon their conversion.

Holders of the Notes may, subject to certain exceptions, require us to repurchase their Notes following a “fundamental change” (as defined in the Indenture, as defined below) at a cash repurchase price generally equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any. In addition, upon conversion, we will satisfy part or all of our conversion obligations in cash unless we elect to settle conversions solely in shares of our common stock or a combination of cash and shares. We may not have enough available cash or be able to obtain financing at the time we are required to repurchase the Notes or pay the cash amounts due upon conversion. In addition, subject to applicable law, regulatory authorities and the agreements governing our other indebtedness may restrict our ability to repurchase the Notes or pay the cash amounts due upon conversion. Our failure to repurchase Notes or to pay the cash amounts due upon conversion when required will constitute a default under the Indenture.

A default under the Indenture or the fundamental change itself could also lead to a default under agreements governing our other indebtedness, which may result in that other indebtedness becoming immediately payable in full. We may not have sufficient funds to satisfy all amounts due under our other indebtedness and the Notes.

Conversion of the Notes may dilute the ownership interest of existing stockholders or may otherwise depress the price of our common stock.

The conversion of some or all of the Notes may dilute the ownership interests of existing stockholders to the extent we deliver shares upon any conversion of the Notes. The make-whole conversion provisions under the Indenture governing the Notes may also further dilute the ownership interests of existing stockholders. In addition, the Indenture governing the Notes provides for customary anti-dilution provisions, which may result in the issuance of additional shares of our common stock. Any sales in the public market of the common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the Notes may encourage short selling by market participants because the conversion of the Notes could be used to satisfy short positions. The anticipated conversion of the Notes into shares of our common stock could also depress the price of our common stock.

Provisions in the Notes and in the Indenture could delay or prevent an otherwise beneficial takeover of us.

Certain provisions in the Notes and in the Indenture could make a third-party attempt to acquire us more difficult or expensive. For example, if a takeover constitutes a “fundamental change” (as defined in the Indenture), then noteholders will have the right to require us to repurchase their Notes for cash. In addition, if a takeover constitutes a “make-whole fundamental change” (as defined in the Indenture), then we may be required to temporarily increase the conversion rate. In either case, and in other cases, our obligations under the Notes and the Indenture, could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management, including in a transaction that noteholders or holders of our common stock may view as favorable.

The accounting method for convertible debt securities that may be settled in cash, such as the Notes, could have a material effect on our reported financial results.

In August 2020, the Financial Accounting Standards Board (“FASB”) issued ASU 2020-06, Accounting for Convertible Instruments and Contract on an Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”), which amends the accounting standards for convertible debt instruments that may be settled entirely or partially in cash upon conversion. ASU 2020-06 eliminates requirements to separately account for liability and equity components of such convertible debt instruments and eliminates the ability to use the treasury stock method for calculating diluted earnings per share for convertible instruments whose principal amount may be settled using shares. Instead, ASU 2020-06 requires (i) the entire amount of the security to be presented as a liability on the balance sheet and (ii) application of the if-converted method for calculating diluted earnings per share. Under the if-converted method, diluted earnings per share will generally be calculated assuming that all the Notes were converted solely into shares of common stock at the beginning of the reporting period, unless the result would be anti-dilutive, which could adversely affect our diluted earnings per share. However, if the principal amount of the convertible debt security being converted is required to be paid in cash and only the excess is permitted to be settled in shares, the if-converted method will produce a similar result as the treasury stock method prior to the adoption of ASU 2020-06 for such convertible debt security. We adopted ASU 2020-06 in the first quarter of 2022, using the modified retrospective basis, effective as of January 1, 2022. Following adoption of this ASU, we no longer separate the liability and equity components of the Notes on our balance sheet.

USE OF PROCEEDS

The selling securityholders will receive all of the proceeds from the sale or other disposition of the shares of common stock covered by this prospectus supplement. We will not receive any of the proceeds from the sale or other disposition of the shares of common stock offered hereby.

Except as described below, the selling securityholders will pay any underwriting discounts and commissions and expenses incurred by the selling securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus supplement, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants, up to $25,000 of reasonable and invoiced fees and expenses of one counsel to the selling securityholders, and fees and expenses incurred by our company in connection with complying with state securities or “blue sky” laws, fees of the Financial Industry Regulatory Authority, Inc., transfer taxes, and fees of transfer agents and registrars.

PRIVATE PLACEMENT

On January 9, 2023, we entered into certain purchase agreements (the “Purchase Agreements”) with certain accredited investors (the “Investors”) relating to the issuance and sale to the Investors of $147.0 million in aggregate principal amount of our Notes. The transactions contemplated by the Purchase Agreements closed on January 11, 2023. We issued the Notes on January 11, 2023 pursuant to an indenture (as the same may be amended or restated from time to time, the “Indenture”) with Wilmington Trust, National Association, as trustee. Subject to certain conversion limitations described in the Indenture, the Notes are convertible at the option of the holder at any time until the close of business on the second scheduled trading day immediately before the maturity date, including in connection with a redemption by us. The Notes will be convertible into shares of our common stock based on an initial conversion rate of 111.1111 shares of common stock per $1,000 principal amount of the Notes (which is equal to an initial conversion price of approximately $9.00 per share), in each case subject to customary anti-dilution, limited price-based anti-dilution and other adjustments, including in connection with any make-whole adjustment (as described in the Indenture) as a result of certain extraordinary transactions.

We sold the Notes in a transaction exempt from the registration requirements of the Securities Act, and expect to rely on an exemption for any issuance of the shares of common stock issuable upon conversion of the Notes.

SELLING SECURITYHOLDERS

The shares of our common stock being offered for resale by the selling securityholders named herein consist of the Conversion Shares issuable upon the conversion of the Notes. The issuance of the Notes, and Conversion Shares, was exempt from registration under the Securities Act. For additional information regarding the issuance of the Notes, see the section entitled “Private Placement” on page S-6. This prospectus supplement is being filed pursuant to our obligations under the terms of the Purchase Agreements for the Notes. We are registering the Conversion Shares in order to permit the selling securityholders to offer such shares of our common stock for resale from time to time. The following table sets forth, to our knowledge, certain information about the selling securityholders. The percentage of outstanding shares of common stock beneficially owned before this offering is based on 79,090,079 shares of common stock outstanding as of January 25, 2023. The selling securityholders may offer from time to time all or some or none of their shares of common stock under this prospectus supplement. The registration of the Conversion Shares does not necessarily mean that the selling securityholders will sell all or any of such shares of our common stock, and because the selling securityholders are not obligated to sell, transfer or otherwise dispose of their shares of common stock, and because the selling securityholders may acquire shares of our publicly traded common stock, we cannot estimate how many shares each selling securityholder will own after this offering.

The number and percentage of outstanding shares of common stock beneficially owned after this offering listed in the table below assumes that all of the shares of our common stock being offered by the selling securityholders are sold and assumes that no additional shares of our common stock are purchased by the selling securityholders prior to the completion of this offering.

Unless otherwise indicated in the footnotes below, based on representations made to us by the selling securityholders, none of the selling securityholders has or within the past three years has had, any position, office or other material relationship with us or any of our affiliates other than the selling securityholders’ beneficial ownership of our common stock. To our knowledge, none of the selling securityholders are broker-dealers or affiliates of broker-dealers (except as otherwise noted below), nor at the time of the acquisition, did any selling securityholder have direct or indirect agreements or understandings with any person to distribute their shares. Information about the selling securityholders may change from time to time. Any changed information will be set forth in prospectus supplements, if required by applicable law.

Upon conversion of a selling securityholder’s note, we will, at our election, pay or deliver, as the case may be, to the converting holder, in respect of each $1,000 of notes being converted, cash, common stock, together with cash, if applicable, in lieu of delivering any fractional shares of common stock (“Physical Settlement”) or a combination of cash and common stock, together with cash, if applicable, in lieu of delivering any fractional shares of common stock. Accordingly, the selling securityholders do not currently beneficially own any of the shares underlying the Notes, but the number of shares being registered pursuant to this prospectus supplement assumes we will elect to settle all conversions through Physical Settlement.

For information on the procedure for sales by selling securityholders, see “Plan of Distribution” in this prospectus supplement.

	Shares Beneficially Owned Prior to this Offering(1)		Shares Beneficially Owned After this Offering(1)
Name of Selling Securityholder		Maximum Number of Conversion Shares to Be Sold Pursuant to this Prospectus Supplement(2)	Number	Percentage
Entities Affiliated with Greenvale Capital LLP(3)	4,650,964	15,555,554	4,650,964	5.9
The Berg Family Trust(4)	0	777,777	0	*
TOTAL	4,650,964	16,333,331	4,650,964	5.9

*	Percentage of shares owned is less than one percent of total outstanding shares of common stock.
(1)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting and/or investment power with respect to securities. Shares of common stock subject to options currently exercisable, or exercisable within 60 days of the date hereof, are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person.

(2)	Represents maximum number of shares of our common stock issuable to the selling securityholders upon full conversion of the principal amount of the Notes held by such selling securityholders.
(3)

Reflects securities held by Greenvale Capital (Cayman) Master Fund Limited and certain managed accounts to which Greenvale Capital LLP (“Greenvale”) serves as the investment manager. Bruce Emery (“Mr. Emery”) indirectly controls Greenvale. Mr. Emery may be deemed to have investment and voting control over the securities managed by Greenvale. Mr. Emery disclaims beneficial ownership of these securities. The address of Greenvale is 1 Vere Street, London, W1G 0DF, c/o Greenvale Capital LLP.

(4)

Reflects securities held of record by The Berg Family Trust, for which Laurence M. Berg and Allison Berg serve as trustees and exercise voting and investment control. The address of The Berg Family Trust is 2000 Avenue of the Stars, 5th Floor, Los Angeles, California 90067.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock sold pursuant to this offering. This discussion is a summary only, and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the federal tax on net investment income, the tax considerations attributable to persons being required to accelerate the recognition of any item of income as a result of such income being recognized on an applicable financial statement and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:

•	our officers or directors;

•	financial institutions or financial services entities;

•	broker-dealers;

•	governments or agencies or instrumentalities thereof;

•	regulated investment companies;

•	S corporations;

•	real estate investment trusts;

•	expatriates or former long-term residents of the United States;

•	non-resident aliens present in the United States for more than 182 days in a taxable year;

•	persons that actually or constructively own ten percent or more (by vote or value) of our shares of common stock;

•	insurance companies;

•	dealers or traders subject to a mark-to-market method of accounting with respect to common stock;

•	persons holding common stock as part of a “straddle,” hedge, integrated transaction or similar transaction;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities; and

•	tax-exempt entities.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) or other pass-through entity holds our shares of common stock, the U.S. federal income tax treatment of a partner in such partnership or equityholder in such pass-through entity generally will depend upon the status of the partner or equityholder, upon the activities of the partnership or other pass-through entity, and upon certain determinations made at the partner or equityholder level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) and equityholders in other pass-through entities considering the purchase of our common stock to consult their tax advisors regarding the U.S. federal income tax considerations of the purchase, ownership and disposition of our common stock by such partnership or pass-through entity.

This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and will not seek, a ruling from the U.S. Internal Revenue Service (the “IRS”), as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our shares of common stock who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a United States person.

Taxation of Distributions.    If we pay distributions in cash or other property (other than certain distributions of our common stock or rights to acquire our common stock) to U.S. holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of our common stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at preferential long-term capital gains rates. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock.    Upon a sale or other taxable disposition of our common stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in our common stock. A U.S. holder’s adjusted tax basis in its common stock generally will equal the U.S. holder’s acquisition cost less, in the case of a share of common stock, any prior distributions treated as a return of capital. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for our common stock so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Possible Constructive Distributions.    Regarding U.S. holders of our common stock, a distribution of cash or other property, such as other securities, to the holders of shares of our common stock, or as a result of the issuance of a stock dividend to holders of shares of our common stock, is taxable to the U.S. holders of such shares as a distribution. Such constructive distribution would be subject to tax in the same manner as if the U.S. holders received a cash distribution from us equal to the fair market value of such increased interest resulting from the adjustment.

Information Reporting and Backup Withholding.    In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our shares of common stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number or a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. Information reporting requirements may apply regardless of whether withholding is required.

All U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding to them.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our common stock that (i) is not a U.S. holder and (ii) is not a partnership (or other pass-through entity) for U.S. tax purposes.

Taxation of Distributions.    In general, any distributions (including constructive distributions) we make to a Non-U.S. holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of thirty percent, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an applicable IRS Form W-8). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a Non-U.S. holder by the applicable withholding agent, including cash distributions on other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of our common stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below. In addition, if we determine that we are classified as a “United States real property holding corporation” (see “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below), we will withhold fifteen percent of any distribution that exceeds our current and accumulated earnings and profits.

Dividends we pay to a Non-U.S. holder that are effectively connected with such Non-U.S. holder’s conduct of a trade or business within the United States (and, if a tax treaty applies, are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. holder) will generally not be subject to the thirty percent U.S. withholding tax, provided such Non-U.S. holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. holders. If the Non-U.S. holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of thirty percent (or such lower rate as may be specified by an applicable income tax treaty).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock.    A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our common stock, unless:

•

the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

•

we are or have been a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than five percent of our common stock at any time within the shorter of the five-year period preceding the disposition, or such Non-U.S. holder’s holding period for the shares of our common stock. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a United States resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a thirty percent rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our common stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our common stock from such holder may be required to withhold U.S. federal income tax at a rate of fifteen percent of the amount realized upon such disposition.

Possible Constructive Distributions.    Regarding Non-U.S. holders of our common stock, a distribution of cash or other property, such as other securities, to the holders of shares of our common stock, or as a result of the issuance of a stock dividend to holders of shares of our common stock, is taxable to the holders of such shares as a distribution. Such constructive distribution would be subject to tax in the same manner as if the Non-U.S. holders received a cash distribution from us equal to the fair market value of such increased interest resulting from the adjustment.

Information Reporting and Backup Withholding.    Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our shares of common stock. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS. Information reporting requirements may apply regardless of whether withholding is required.

All Non-U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding to them.

FATCA Withholding Taxes.    Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of thirty percent in certain circumstances on dividends in respect of our common stock which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of thirty percent, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Additionally, under existing Treasury Regulations, FATCA withholding on gross proceeds from the sale or other disposition of common stock was to take effect on 1 January 2019, however, proposed Treasury Regulations, which may currently be relied upon, would eliminate FATCA withholding on such types of payments. All prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our common stock.

PLAN OF DISTRIBUTION

We are registering the shares of common stock on behalf of the selling securityholders. The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling securityholders may, from time to time, sell any or all of their shares of common stock directly or through one or more underwriters, broker-dealers or agents. The shares of common stock may be sold in one or more transactions at fixed or negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with a selling securityholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling securityholders effect a transaction by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling securityholder. The selling securityholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

We are not aware of any agreements, understandings or arrangements that the selling securityholders have entered into with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor are we aware of any underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling securityholder. If we are notified by any selling securityholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file an amendment to this prospectus supplement. If the selling securityholders use this prospectus supplement and accompanying prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The selling securityholders also may transfer the shares of common stock in other circumstances, in which case the transferees, donees, assignees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement and accompanying prospectus and may sell the shares of common stock from time to time under this prospectus supplement and accompanying prospectus after we have filed an amendment to this prospectus supplement under Rule 424(b) or other applicable provision of the Securities Act supplementing or amending the list of selling securityholders to include the transferee, donee, assignee or other successors in interest as selling securityholders under this prospectus supplement.

The selling securityholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling securityholders and any other person participating in a distribution will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling securityholders and any such other person. To the extent applicable, Regulation M of the Exchange Act may also restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares of common stock This may affect the marketability of the shares of our common stock and the ability of any person or entity to engage in market-making activities with respect to shares of our common stock.

Except as described below, the selling securityholders will pay any underwriting discounts and commissions and expenses incurred by the selling securityholders for brokerage, accounting, tax or legal or any other expenses incurred by the selling securityholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus supplement, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel, up to $25,000 of reasonable and invoiced fees and expenses of one counsel to the selling securityholders, and our independent registered public accountants.

In order to comply with certain states’ securities laws, if applicable, the shares sold in those jurisdictions may only be sold through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless the shares have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

We do not assure you that the selling securityholders will sell any or all of the shares offered by them pursuant to this prospectus supplement. In addition, we do not assure you that the selling securityholders will not transfer, devise or gift the shares by other means not described in this prospectus supplement. Moreover, any shares of common stock covered by this prospectus supplement that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus supplement.

We may suspend the use of this prospectus supplement if we learn of any event that causes this prospectus supplement to include an untrue statement of a material fact or omit to state a material fact required to be stated in this prospectus supplement or necessary to make the statements in this prospectus not misleading in light of the circumstances then existing. If this type of event occurs, a prospectus supplement or post-effective amendment, if required, will be distributed to each selling securityholder.

LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for 2U by Paul Hastings LLP, Washington, District of Columbia.

EXPERTS

The consolidated financial statements of 2U, Inc. and subsidiaries as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement and the exhibits and schedules thereto, are also available to the public from the SEC’s website at www.sec.gov. You can also access our SEC filings through our website at www.2U.com. Except as expressly set forth below, we are not incorporating by reference the contents of the SEC website or our website into this prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with them, which means that we can disclose important information to you by referring to those documents. Any statement contained or incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We incorporate by reference into this prospectus supplement the following documents, provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules:

1)

Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including items required by Part III of Form 10-K incorporated by reference from our definitive proxy statement on Schedule 14A, filed on April 21, 2022.

2)	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022.

3)

Current Reports on Form 8-K filed on January 26, 2022 (only with respect to Item 9.01 therein and Exhibits 99.2, 99.3 and 99.4 related thereto), February  9, 2022, April  15, 2022 (with respect to Item 5.02), May  5, 2022, June  10, 2022, July  28, 2022, November  7, 2022, December  20, 2022, January  9, 2023 and January 13, 2023 (with respect to Item 1.01 therein and Exhibits 4.1 and 4.2 related thereto).

4)	The description of our common stock included in the Registration Statement on Form S-1 dated February 21, 2014, including any amendments or reports filed for the purpose of updating such description.

5)	All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the termination of this offering.

You may request a copy of these filings (other than exhibits, unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

Matthew J. Norden

Chief Legal Officer

2U, Inc.

7900 Harkins Road

Lanham, MD 20706

Telephone: (301) 892-4350

Prospectus

2U, INC.

Debt Securities

Common Stock

Preferred Stock

Warrants

Units

We may use this prospectus from time to time to offer debt securities, common stock, preferred stock, warrants, and units (collectively, the “securities”). We will provide specific terms of these securities, and the manner in which these securities will be offered, in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.

In addition, selling stockholders to be named in a prospectus supplement may offer shares of our common stock from time to time.

To the extent that any selling stockholder offers any securities, the selling stockholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling stockholder and the terms of the securities being offered.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “TWOU”.

Investing in our securities involves risks. You should carefully read this prospectus and the applicable prospectus supplement, including the section entitled “Risk Factors” beginning on page 5 of this prospectus, the section entitled “Risk Factors” in the applicable prospectus supplement and risk factors in our periodic reports and other information filed with the Securities and Exchange Commission before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 30, 2021

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (“SEC”) as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration, we and/or the selling stockholders may, from time to time, sell an indeterminate amount of any combination of common stock, debt securities, preferred stock, warrants or units described in this prospectus in one or more offerings. We may also issue common stock upon conversion, exchange or exercise of any of the securities mentioned above. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities we and/or the selling stockholders may offer under this prospectus and any prospectus supplement. You can read that registration statement at the SEC web site at http://www.sec.gov mentioned under the heading “Where You Can Find More Information”.

This prospectus describes the general terms of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other terms of that offering. The prospectus supplement prepared by us or on our behalf may also add, update or change information contained in this prospectus. To understand the terms of the securities that may be offered pursuant to this prospectus, you should carefully read this document with the applicable prospectus supplement or any free writing prospectus prepared by us or on our behalf. Together, these documents will give the specific terms of the offered securities. You should also read the documents we have incorporated by reference in this prospectus described below under the heading “Where You Can Find More Information”.

We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to in that free writing prospectus. For purposes of this prospectus, any reference to a prospectus supplement may also refer to a free writing prospectus unless the context requires otherwise.

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement or any free writing prospectus prepared by us or on our behalf. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any free writing prospectus is accurate as of any date other than the date on the front of those documents.

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference into this prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to:

•	trends in the higher education market and the market for online education, and expectations for growth in those markets;

•	the acceptance, adoption and growth of online learning by colleges and universities, faculty, students, employers, accreditors and state and federal licensing bodies;

•	the impact of competition on our industry and innovations by competitors;

•	our ability to comply with evolving regulations and legal obligations related to data privacy, data protection and information security;

•	our expectations about the potential benefits of our cloud-based software-as-a-service technology and technology-enabled services to university clients and students;

•	our dependence on third parties to provide certain technological services or components used in our platform;

•	our expectations about the predictability, visibility and recurring nature of our business model;

•	our ability to meet the anticipated launch dates of our degree programs, short courses and boot camps;

•	our ability to acquire new university clients and expand our degree programs, short courses and boot camps with existing university clients;

•

our ability to consummate our acquisition of edX Inc. (the “edX Acquisition”), including our ability to obtain regulatory and governmental approvals in a timely manner or at all, and realize the anticipated benefits of the edX Acquisition;

•

our ability to successfully integrate the operations of our acquisitions, including the pending edX Acquisition, to achieve the expected benefits of our acquisitions and manage, expand and grow the combined company;

•	our ability to refinance our indebtedness on attractive terms, if at all, to better align with our focus on profitability;

•

our ability to service our substantial indebtedness and comply with the covenants and conversion obligations contained in the indenture governing our 2.25% convertible senior notes due 2025 and the credit agreement governing our revolving credit facility;

•	our ability to generate sufficient future operating cash flows from recent acquisitions to ensure related goodwill is not impaired;

•	our ability to execute our growth strategy in the international, undergraduate and non-degree alternative markets;

•	our ability to continue to recruit prospective students for our offerings;

•	our ability to maintain or increase student retention rates in our degree programs;

•	our ability to attract, hire and retain qualified employees;

•	our expectations about the scalability of our cloud-based platform;

•	potential changes in regulations applicable to us or our university clients;

•	our expectations regarding the amount of time our cash balances and other available financial resources will be sufficient to fund our operations;

•	our ability to attract, hire and retain qualified employees;

•	the impact and cost of stockholder activism;

•	the impact of any natural disasters or public health emergencies, such as the coronavirus disease 2019 pandemic;

•	our expectations regarding the effect of the capped call transactions and regarding actions of the option counterparties and/or their respective affiliates; and

•	other factors beyond our control.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, investors should review the risks described in this prospectus and in the applicable prospectus supplement and those incorporated by reference into this prospectus, including those risks detailed under Item 1A, “Risk Factors” under our Annual Report on Form 10-K for the year ended December 31, 2020 and any subsequent reports and registration statements filed from time to time with the SEC.

ABOUT 2U, INC.

2U, Inc., which we refer to throughout this prospectus as “we,” “us” or “2U,” is a leading digital transformation partner for nonprofit colleges and universities. We build, deliver, and support more than 500 digital and in-person educational offerings, including graduate degrees, undergraduate degrees, professional certificates, boot camps, and short courses. Together with our university clients, we have positively transformed the lives of more than 300,000 students.

Our comprehensive platform of tightly integrated technology and services provides the digital infrastructure that universities rely on to attract, enroll, educate and support students at scale throughout their lives. We believe ongoing learning is critical to career success today. Our broad array of offerings allow our university clients to meet student needs throughout their lives — whether they are earning a full degree, reskilling to learn something new or embarking on a new career path. We refer to the spectrum of educational offerings that a learner may benefit from during their lives and careers as the “Career Curriculum Continuum.” Our platform empowers university clients to play a central role at each stage of a student’s learning journey.

Our principal executive offices are located at 7900 Harkins Road, Lanham, Maryland 20706 and our telephone number at that location is (301) 892-4350.

RISK FACTORS

Investing in our securities involves risks. Before you decide to invest in the securities, you should carefully consider the specific risks set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, and any of our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K incorporated by reference in this prospectus and in any accompanying prospectus supplement. For more information, see “Where You Can Find More Information”.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes. Unless the applicable prospectus supplement states otherwise, we will not receive any proceeds in the event that the securities are sold by a selling security holder.

DESCRIPTION OF SECURITIES WE MAY OFFER

This section describes the general terms and provisions of the securities to which this prospectus and any prospectus supplement relates.

Types of Securities

The types of securities that we may offer and sell from time to time by this prospectus are:

•	debt securities, which we may issue in one or more series;

•	preferred stock, which we may issue in one or more series;

•	common stock;

•	warrants entitling the holders to purchase common stock, preferred stock, debt securities or units of two or more of these types of securities;

•	warrants or other rights relating to foreign currency exchange rates; or

•	units, each representing a combination of two or more of the foregoing securities.

We will determine when we sell securities, the amounts of securities we will sell and the prices and other terms on which we will sell them.

We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities that we may offer in the future. Each prospectus supplement will include the following information:

•	the type and amount of securities that we propose to sell;

•	the initial public offering price of the securities;

•	the names of the underwriters or agents, if any, through or to which we or the selling stockholders will sell the securities;

•	the compensation, if any, of those underwriters or agents;

•	information about securities exchanges or automated quotation systems on which the securities will be listed or traded;

•	any material United States federal income tax considerations that apply to the securities; and

•	any other material information about the offering and sale of the securities.

DESCRIPTION OF DEBT SECURITIES

We may offer unsecured debt securities in one or more series which may be senior, subordinated or junior subordinated, and which may be convertible into another security.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to those debt securities, will be described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, each series of our debt securities will be issued under an indenture to be entered into between us and one or more trustees selected by us.

We have summarized certain general features of the debt securities from the indenture. The following description of the terms of the debt securities sets forth certain general terms and provisions. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities will be described in the related prospectus supplement. You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and indenture supplement, if any, in their entirety before investing in our debt securities.

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of that series of debt securities. Authorizing resolutions, a certificate or a supplemental indenture will set forth the specific terms of each series of debt securities. These terms may include, among others, the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

•	whether the debt securities will be senior, subordinated or junior subordinated;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or method for determining same;

•	the interest rate(s) or the method for determining same;

•

the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash, additional securities or some combination thereof;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

•

whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•	whether the debt securities are secured and the terms of such security;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	any additions to or changes in the covenants that apply to such debt securities;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•	additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the indenture;

•

provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•

any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the Trust Indenture Act, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of any other debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked, will be described in the applicable prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of U.S. $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

Under our amended and restated certificate of incorporation, our authorized capital stock is 200,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of preferred stock, $0.001 par value.

As of June 30, 2021, 74,507,853 shares of our common stock were outstanding and no preferred stock was outstanding.

Common Stock

The following description of certain rights of our common stock does not purport to be complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation, our amended and restated by-laws and the applicable provisions of the Delaware General Corporation Law.

Voting Rights. Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our amended and restated certificate of incorporation and amended and restated bylaws, our stockholders will not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Rights and Preferences. Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

We will distribute a prospectus supplement with regard to each issue of common stock. Each prospectus supplement will describe the specific terms of the common stock offered through that prospectus supplement.

Preferred Stock

Our amended and restated certificate of incorporation authorizes our board of directors, without further action by our stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the board of directors determines the specific rights attached to that preferred stock.

We have no present plans to issue any shares of preferred stock.

We will distribute a prospectus supplement with regard to each particular series of preferred stock. Each prospectus supplement will describe, as to the series of preferred stock to which it relates:

•	the title of the series of preferred stock;

•	any limit upon the number of shares of the series of preferred stock that may be issued;

•	the preference, if any, to which holders of the series of preferred stock will be entitled upon our liquidation;

•	the date or dates, if any, on which we will be required or permitted to redeem the preferred stock;

•	the terms, if any, on which we or holders of the preferred stock will have the option to cause the preferred stock to be redeemed or purchased;

•	the voting rights, if any, of the holders of the preferred stock;

•	the dividends, if any, that will be payable with regard to the series of preferred stock, which may be fixed dividends or participating dividends, and may be cumulative or non-cumulative;

•	the right, if any, of holders of the preferred stock to convert it into another class of our stock or securities, including provisions intended to prevent dilution of those conversion rights;

•	any provisions by which we will be required or permitted to make payments to a sinking fund to be used to redeem preferred stock, or a purchase fund to be used to purchase preferred stock; and

•	any other material terms of the preferred stock.

Any or all of these rights may be greater than the rights of the holders of common stock. In addition, our board of directors, without shareholder approval, may issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of our common stock.

The terms of the preferred stock that might be issued could conceivably prohibit us from:

•	consummating a merger;

•	reorganizing;

•	selling substantially all of our assets;

•	liquidating; or

•	engaging in other extraordinary corporate transactions without shareholder approval.

Preferred stock could therefore be issued with terms calculated to delay, defer or prevent a change in our control or to make it more difficult to remove our management. Our issuance of preferred stock may have the effect of decreasing the market price of the common stock.

DESCRIPTION OF WARRANTS

We may issue:

•	warrants for the purchase of debt securities, common stock, preferred stock or units of two or more of these types of securities; or

•	currency warrants, which are warrants or other rights relating to foreign currency exchange rates.

Warrants may be issued independently or together with debt securities, preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants.

We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe:

•

in the case of warrants to purchase debt securities, the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of the warrants, and the price at which you may purchase the debt securities upon exercise;

•

in the case of warrants to purchase preferred stock, the designation, number of shares, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants, and the price at which you may purchase shares of preferred stock of that series upon exercise;

•

in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of the warrants and the price at which you may purchase shares of common stock upon exercise;

•

in the case of currency warrants, the designation, aggregate principal amount, whether the currency warrants are put or call currency warrants or both, the formula for determining any cash settlement value, exercise procedures and conditions, the date on which your right to exercise the currency warrants commences and the date on which your right expires, and any other terms of the currency warrants;

•

in the case of warrants to purchase units of two or more securities, the type, number and terms of the units purchasable upon exercise of the warrants and the price at which you may purchase units upon exercise;

•	the period during which you may exercise the warrants;

•	any provision adjusting the securities that may be purchased on exercise of the warrants, and the exercise price of the warrants, to prevent dilution or otherwise;

•	the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

•	any other material terms of the warrants.

Unless we provide otherwise in a prospectus supplement, warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only, and will be issued in registered form only. The exercise price for warrants will be subject to adjustment as described in the prospectus supplement for those warrants.

Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the securities purchasable upon exercise, including:

•

in the case of warrants for the purchase of debt securities, the right to receive payments of principal of or any premium or interest on the debt securities purchasable upon exercise, or to enforce covenants in the applicable indenture; or

•	in the case of warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS

We may issue units consisting of common stock, preferred stock, debt securities and warrants, or any combination of those securities. The prospectus supplement relating to the offering of such units will describe their terms, including the following:

•	the terms of each of the securities included in the units, including whether and under what circumstances the securities included in the units may or may not be traded separately;

•	the terms of any unit agreement governing the units;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	the provision for the payment, settlement, transfer or exchange of the units.

SELLING STOCKHOLDERS

The applicable prospectus supplement will set forth the name of any selling stockholders and the number of shares of our common stock beneficially owned by such selling stockholders that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

We or any selling stockholders may sell any of the securities being offered by this prospectus separately or together:

•	through agents;

•	to or through underwriters who may act directly or through a syndicate represented by one or more managing underwriters;

•	through dealers;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	in exchange for our outstanding indebtedness;

•	directly to purchasers, through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

If the securities offered under this prospectus are issued in exchange for our outstanding securities, the applicable prospectus supplement will describe the terms of the exchange, and the identity and the terms of sale of the securities offered under this prospectus by the selling security holders.

The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices that may be changed, at market prices prevailing at the time of sale or prices related to prevailing market prices or at negotiated prices.

Agents designated by us or the selling stockholders from time to time may solicit offers to purchase the securities. We or the selling stockholders will name any agent involved in the offer or sale of the securities and set forth any commissions payable by us or the selling stockholders to an agent in the prospectus supplement or pricing supplement for that transaction. Unless otherwise indicated in the prospectus supplement or pricing supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an “underwriter” of the securities as that term is defined in the Securities Act.

If we or the selling stockholders utilize an underwriter or underwriters in the sale of securities, we or the selling stockholders will execute an underwriting agreement with the underwriter or underwriters at the time we or the selling stockholders reach an agreement for sale. We or the selling stockholders will set forth in the prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of securities. We or the selling stockholders will describe any of these activities in the prospectus supplement.

If a dealer is utilized in the sale of the securities, we, any selling stockholders or an underwriter will sell securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transactions.

We or the selling stockholders may directly solicit offers to purchase the securities, and we or the selling stockholders may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The prospectus supplement will describe the terms of any direct sales, including the terms of any bidding or auction process, if utilized.

Agreements we or the selling stockholders enter into with agents, underwriters and dealers may entitle them to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us or the selling stockholders to payments they may be required to make in respect of these liabilities. The prospectus supplement will describe the terms and conditions of indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates, may be our customers, or engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.

Certain of the agents, underwriters and dealers that we sell the securities offered under this prospectus to or through, and certain of their affiliates, engage in transactions with and perform services for us or the selling stockholders in the ordinary course of business. We or the selling stockholders may enter into hedging transactions in connection with any particular issue of the securities offered under this prospectus, including forwards, futures, options, interest rate or exchange rate swaps and repurchase or reverse repurchase transactions with, or arranged by, the applicable agent, underwriter or dealer, an affiliate of that agent, underwriter or dealer or an unrelated entity. We, any selling stockholders, the applicable agent, underwriter or dealer or other parties may receive compensation, trading gain or other benefits in connection with these transactions. We and the selling stockholders are not required to engage in any of these transactions. If we or any selling stockholders commence these transactions, we or the selling stockholders may discontinue them at any time. Counterparties to these hedging activities also may engage in market transactions involving the securities offered under this prospectus.

No securities may be sold under this prospectus without delivery (in paper format, in electronic format, in electronic format on the Internet, or by other means) of the applicable prospectus supplement or pricing supplement describing the method and terms of the offering.

We will identify the specific plan of distribution including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement or pricing supplement, the validity of those securities and certain U.S. federal income tax matters may be passed upon for us by Paul Hastings LLP, Washington, District of Columbia, and for the underwriters or agents by counsel named in the applicable prospectus supplement or pricing supplement.

EXPERTS

The consolidated financial statements of 2U, Inc. and subsidiaries as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our SEC filings are also available to the public free of charge on the investor relations portion of our website www.2u.com. Information on our website is not incorporated by reference herein and is not otherwise intended to be part of this prospectus.

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this registration statement the documents listed below (other than any portions thereof, which under the Exchange Act and applicable SEC rules, are not deemed “filed” under the Exchange Act), which we have filed with the SEC:

•	our Annual Report on Form 10-K, filed with the SEC on February 25, 2021;

•	our Quarterly Reports on Form 10-Q, filed with the SEC on April 28, 2021 and July 29, 2021;

•

those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 19, 2021, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2020;

•	our Current Reports on Form 8-K, filed with the SEC on June 4, 2021 and June 29, 2021; and

•	our Registration Statement on Form 8-A, filed with the SEC on March 25, 2014.

We also incorporate by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding information deemed to be furnished and not filed with the SEC) until the termination of this offering.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning us at the following address:

Matthew J. Norden

Chief Legal Officer

2U, Inc.

7900 Harkins Road

Lanham, MD 20706

Telephone: (301) 892-4350

You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.